Exhibit 4.2

EXECUTION COPY

SUPPLEMENTAL INDENTURE

FOR THE ISSUANCE OF THE SERIES A-2 NOTES

Supplemental Indenture (this “Supplemental Indenture”), dated as of August 13, 2009, among APRIA HEALTHCARE GROUP INC., a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture) listed on the signature pages hereto, and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Apria Healthcare Group Inc. and each of the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 27, 2009, providing for the issuance of 11.25% Senior Secured Notes due 2014 (Series A-1) (the “Series A-1 Notes”) and Senior Secured Notes due 2014 (Series A-2) (the “Series A-2 Notes” and, together with the Series A-1 Notes, the “Notes”);

WHEREAS, Section 9.01(16) of the Indenture provides that the Company and the Trustee may at any time and from time to time enter into an indenture supplemental thereto, in form satisfactory to the Trustee, to establish the form and additional terms of the Series A-2 Notes as permitted under the Indenture;

WHEREAS, the Company has duly authorized the issuance of the Series A-2 Notes;

WHEREAS, the Company proposes by this Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply to the Series A-2 Notes (and not the Series A-1 Notes) to provide for the form and additional terms and other provisions of the Series A-2 Notes as a separate series of securities to be issued under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Series A-2 Notes as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Capitalized Terms.

All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and the Supplemental Indenture, this Supplemental Indenture shall govern.

Section 1.02 Section References.

Section references contained in this Supplemental Indenture are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

Section 2.01 General.

(a) The initial aggregate principal amount of the Series A-2 Notes shall be $317,500,000.

(b) The Series A-2 Notes shall accrue interest at an annual interest rate of 12.375%.

(c) Interest shall be payable to the Holders of Series A-2 Notes on the applicable Series A-2 Notes Record Date on each Series A-2 Notes Interest Payment Date.

(d) The Series A-2 Notes will mature on November 1, 2014.

ARTICLE 3

REDEMPTION

Section 3.01 Optional Redemption.

(a) At any time prior to November 1, 2011, the Company may redeem all or a part of the Series A-2 Notes, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Series A-2 Notes redeemed plus the Series A-2 Notes Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Series A-1 Notes Redemption Date”), subject to the rights of Holders on the relevant Series A-2 Notes Record Date to receive interest due on the relevant Series A-2 Notes Interest Payment Date.

(b) Until November 1, 2011, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Series A-2 Notes issued by it at a redemption price equal to 112.375% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Series A-2 Notes Redemption Date, subject to the right of Holders of Series A-2 Notes of record on the relevant Series A-2 Notes Record Date to receive interest due on the relevant Series A-2 Notes Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Series A-2 Notes originally issued under this Indenture (excluding Series A-2 Notes held by the Company or Subsidiaries or Affiliates of the Company) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related Equity Offering.

(c) Except pursuant to clause (a) or (b) of this Section 3.01, the Series A-2 Notes will not be redeemable at the Company’s option prior to November 1, 2011.

(d) On and after November 1, 2011, the Company may redeem the Series A-2 Notes, in whole or in part, upon not less than 30 nor more than 60 days prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Series A-2 Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Series A-2 Notes Redemption Date, subject to the right of Holders of record on the relevant Series A-2 Notes Record Date to receive interest due on the relevant Series A-2 Notes Interest Payment Date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	106.188%
2012	103.094%
2013 and thereafter	100.000%

Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Ratification of Indenture.

The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture with respect to the Series A-2 Notes in the manner and to the extent herein and therein provided. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture, the terms of this Supplemental Indenture shall control with respect to the Series A-2 Notes. The Indenture, together with this Supplemental Indenture, shall govern the Series A-2 Notes.

Section 4.02 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor or any of their parent companies shall have any liability for any obligations of the Company or the Guarantors under the Series A-2 Notes, the Guarantees, the Indenture, this Supplemental Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Series A-2 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Series A-2 Notes.

Section 4.03 Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE SERIES A-2 NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.04 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE SERIES A-2 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.05 Severability.

In case any provision in this Supplemental Indenture or in the Series A-2 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

APRIA HEALTHCARE GROUP INC.

By:	/s/ Chris A. Karkenny
	Name:	Chris A. Karkenny
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

APRIA HEALTHCARE OF NEW YORK STATE, INC.
APRIA HEALTHCARE, INC.
APRIACARE MANAGEMENT SYSTEMS, INC.
APRIADIRECT.COM, INC.
CORAM, INC.

By:	/s/ Robert S. Holcombe
	Name:	Robert S. Holcombe
	Title:	Executive Vice President General Counsel and Secretary

Signature Page to Supplemental Indenture

CORAM ALTERNATE SITE SERVICES, INC.
CORAM CLINICAL TRIALS, INC.
CORAM HEALTHCARE CORPORATION OF ALABAMA
CORAM HEALTHCARE CORPORATION OF FLORIDA
CORAM HEALTHCARE CORPORATION OF GREATER D.C.
CORAM HEALTHCARE CORPORATION OF GREATER NEW YORK
CORAM HEALTHCARE CORPORATION OF INDIANA
CORAM HEALTHCARE CORPORATION OF MASSACHUSETTS
CORAM HEALTHCARE CORPORATION OF MICHIGAN
CORAM HEALTHCARE CORPORATION OF MISSISSIPPI
CORAM HEALTHCARE CORPORATION OF NEVADA
CORAM HEALTHCARE CORPORATION OF NEW YORK
CORAM HEALTHCARE CORPORATION OF NORTH TEXAS
CORAM HEALTHCARE CORPORATION OF NORTHERN CALIFORNIA
CORAM HEALTHCARE CORPORATION OF SOUTH CAROLINA
CORAM HEALTHCARE CORPORATION OF SOUTHERN CALIFORNIA
CORAM HEALTHCARE CORPORATION OF SOUTHERN FLORIDA
CORAM HEALTHCARE CORPORATION OF UTAH
CORAM HEALTHCARE OF WYOMING, L.L.C.
CORAM HOMECARE OF MINNESOTA, INC.
CORAM SERVICE CORPORATION
CORAM SPECIALTY INFUSION SERVICES, INC.
CORAMRX, LLC
H.M.S.S., INC.
HEALTHINFUSION, INC.
T2 MEDICAL, INC.

By:	/s/ Robert T. Allen
Name:	Robert T. Allen
Title:	President

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Signature Page to Supplement Indenture